UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

April 26, 2016

(Date of earliest event reported)

GRIFFIN INDUSTRIAL REALTY, INC.

(Exact name of registrant as specified in charter)

Delaware	06-0868496
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

Commission File Number	1-12879

One Rockefeller Plaza, New York, New York	10020
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number including Area Code	(212) 218-7910

______________________________________________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

The information set forth in Item 2.03 below regarding new financial obligations is incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On April 26, 2016, Griffin Industrial Realty, Inc. (“Griffin” or “Registrant”), closed on a $14.35 million nonrecourse mortgage loan (the “Mortgage Loan”) with People’s United Bank (“People’s United”).  The Mortgage Loan is collateralized by five industrial/warehouse buildings aggregating approximately 338,000 square feet in New England Tradeport (“NE Tradeport”), Griffin’s industrial park in Windsor and East Granby, Connecticut.  Four of the five NE Tradeport buildings, aggregating approximately 240,000 square feet, collateralized an existing nonrecourse mortgage loan with People’s United with a balance of approximately $7.4 million that was refinanced into the Mortgage Loan. The refinanced mortgage loan was scheduled to mature on August 1, 2019 and, with a related interest rate swap agreement, had an effective interest rate of 6.58%. At the closing of the Mortgage Loan, Griffin received cash proceeds (before financing costs) of approximately $6.9 million. The Mortgage Loan has a floating interest rate of the one month LIBOR rate plus 2.0%, but Griffin entered into an interest rate swap agreement with People’s United at closing that, combined with the existing interest rate swap agreement with People’s United, effectively fixes the interest rate on the Mortgage Loan at 4.17%. The Mortgage Loan has a ten year term, with principal payments based on a twenty-five year amortization schedule. Griffin intends to use the mortgage proceeds for general business purposes, including continued investment in its real estate assets.

Also on April 26, 2016, Griffin and Webster Bank entered into an amendment of Griffin’s $12.5 million revolving line of credit (the “Webster Credit Line”) that extends the maturity of the Webster Credit Line from May 1, 2016 to August 1, 2016. Griffin expects to enter into a long-term extension of the Webster Credit Line prior to August 1, 2016.  There have not been any borrowings by Griffin under the Webster Credit Line since its inception.

Item 7.01.	Regulation FD Disclosure

A copy of Griffin’s April 27, 2016 press release announcing the closing of the Mortgage Loan and the extension of the Webster Credit Line is attached as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits

Exhibit 99.1:  Registrant’s April 27, 2016 Press Release (attached hereto).

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended. These forward-looking statements include statements concerning the intended use of the mortgage proceeds and the expectation of entering into a long-term extension of the Webster Credit Line.   Although Griffin believes that its

plans, intentions and expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such plans, intentions or expectations will be achieved. The projected information disclosed herein is based on assumptions and estimates that, while considered reasonable by Griffin as of the date hereof, are inherently subject to significant business, economic, competitive and regulatory uncertainties and contingencies, many of which are beyond the control of Griffin and which could cause actual results and events to differ materially from those expressed or implied in the forward-looking statements. Important factors that could affect the outcome of the events set forth in these statements are described in Griffin’s Securities and Exchange Commission filings, including the “Business,” “Risk Factors” and “Forward-Looking Information” sections in Griffin’s Annual Report on Form 10-K for the fiscal year ended November 30, 2015. Griffin disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this Current Report on Form 8-K except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRIFFIN INDUSTRIAL REALTY, INC.

	By:	/s/ Anthony J. Galici
Anthony J. Galici
Vice President, Chief Financial Officer
and Secretary
Dated: April 27, 2016